Exhibit 99.3

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OPTEUM INC. TO DELAY FILING THIRD QUARTER FORM 10-Q;
RESTATE FIRST AND SECOND QUARTER FINANCIAL STATEMENTS;
POSTPONE THIRD QUARTER EARNINGS CALL

PREVIOUSLY REPORTED YEAR-TO-DATE PRE-TAX RESULTS ESTIMATED TO BE REDUCED BY LESS THAN $1 MILLION AFTER RESTATEMENT

VERO BEACH, FL (November 8, 2006)— Opteum Inc. (NYSE:OPX) (“Opteum” or the “Company”), a real estate investment trust (“REIT”) that operates an integrated mortgage-related securities investment portfolio and mortgage origination platform, today announced that its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, will be delayed and that it will restate its consolidated financial statements for the quarters ended March 31, 2006, and June 30, 2006, due primarily to the application of an accounting policy by the Company’s subsidiary, Opteum Financial Services, LLC (“OFS”), that was not in accordance with U.S. generally accepted accounting principles (“GAAP”).

Although the Company’s review of the full legal, accounting and tax impact of this accounting policy is ongoing, the Company presently believes that, once restated, its consolidated results of operations before income taxes for the six month period ended June 30, 2006, will be reduced by less than $1 million from the Company’s year-to-date consolidated results of operations before income taxes previously reported. The Company presently anticipates an offsetting increase to the Company’s consolidated results of operations before income taxes for the quarterly period ended September 30, 2006.

The previous accounting policy relates to the manner in which OFS accounts for changes in the fair value of interest rate lock commitments (“IRLCs”). Under Statement of Financial Accounting Standards No. 133 - Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”), IRLCs are to be recorded on the Company’s consolidated balance sheet at fair value with changes in fair value to be reflected in the Company’s current period results of operations. OFS’ prior accounting policy resulted in a misapplication of SFAS No. 133, thereby generating non-cash, short-term timing differences that overstated earnings in the first quarter of 2006 and understated earnings in the second quarter of 2006. Proper application of SFAS No. 133 would not, however, have changed the amount of dividends declared by the Company year-to-date. Further, the Company’s dividend policy of declaring dividends based on REIT taxable income remains unchanged.

In light of the foregoing, the Company’s consolidated financial statements, including the Company’s consolidated balance sheet, statement of operations, statement of stockholders’ equity, statement of cash flows and the notes thereto, as of, and for the periods ended, March 31, 2006, and June 30, 2006, should no longer be relied upon.

For further information and ongoing updates, please refer to the Company’s filings that will be made with the Securities and Exchange Commission. These filings will be available on the Company’s website at www.opteum.com under the “Investor Information” page and will also be available at www.sec.gov.

The Company’s third quarter earnings conference call and Web simulcast, originally scheduled for 9:00 a.m. E.T. on November 9, 2006, has been postponed to an as yet undetermined date, which will follow the Company’s filing of its Quarterly Report on Form 10-Q for the period ended September 30, 2006.

About Opteum
Opteum Inc. is a REIT, which operates an integrated mortgage-related investment portfolio and mortgage origination platform. The REIT invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). It attempts to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows. Opteum's mortgage origination platform, Opteum Financial Services, LLC, originates, buys, sells, and services residential mortgages from offices throughout the United States and operates as a taxable REIT subsidiary.

Statements herein relating to matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Opteum Inc.'s filings with the Securities and Exchange Commission, including Opteum Inc.'s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Opteum Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

Contact:
Opteum Inc.
Chief Financial Officer
Robert E. Cauley, 772-231-1400
www.opteum.com